Exhibit 99.1

TUESDAY MORNING CORPORATION ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS

DALLAS, TX – November 22, 2022 – Tuesday Morning Corporation (NASDAQ: TUEM), a leading off-price retailer of home goods and décor, today announced its results for the first quarter fiscal 2023 ended October 1, 2022.

Andrew Berger, Chief Executive Officer, stated, “Our first quarter sales performance was inline with our expectations as our teams navigated a challenging consumer environment as well as the previously discussed disruption in receipt flow due to the timing of the finalization of our strategic investment late in the quarter. As we look ahead to the remainder of the year and beyond, I look forward to working with our teams to execute our plans to drive traffic and profitability for Tuesday Morning.”

First Quarter Fiscal 2023 Results of Operations

•	As of the end of the first quarter fiscal 2023, the Company operated 487 stores compared to 489 stores at the end of the first quarter fiscal 2022.
•	Comparable store sales decreased 10.4% in the first quarter of fiscal 2023 versus the first quarter of fiscal 2022, with store inventory ending lower by 6.4% compared to the first quarter of fiscal 2022.
•	Net sales were $157.1 million in the first quarter of fiscal 2023 as compared to $176.9 million for the first quarter of fiscal 2022.

•	Gross margin was $34.6 million and gross margin rate was 22.0% for the first quarter of fiscal 2023. Gross margin was $51.0 million and gross margin rate was 28.8% for the first quarter of fiscal 2022. This year over year decline in gross margin was primarily due to lower sales as well as increased recognized costs related to supply chain and transportation expenses.
•	SG&A was $60.5 million in the first quarter of fiscal 2023. As a percentage of net sales, SG&A was 38.5% for the first quarter of fiscal 2023. In the first quarter of fiscal 2022, SG&A was $60.3 million, and as a percentage of sales was 34.1%.
•	Operating loss for the first quarter of fiscal 2023 was $25.9 million compared to an operating loss of $11.7 million in the first quarter of fiscal 2022.
•	The Company reported a net loss of $28.2 million, or ($0.29) per share, for the first quarter of fiscal 2023. Net loss for the first quarter of fiscal 2022 was $14.6 million, or ($0.17) per share.
•	EBITDA, a non-GAAP measure, was negative $22.7 million for the first quarter of fiscal 2023 compared to negative $9.5 million for the first quarter of 2022. Adjusted EBITDA, a non-GAAP measure, was negative $20.0 million for the first quarter of fiscal 2023. Adjusted EBITDA was negative $5.7 million for the first quarter of fiscal 2022. A reconciliation of GAAP and non-GAAP measures is provided below.

The Company ended the first quarter of fiscal 2023 with $6.9 million in cash and cash equivalents, $31.4 million outstanding under its line of credit, and availability on the line of credit of $25.3 million, compared to $4.6 million in cash and cash equivalents, $22.4 million of outstanding borrowings under its line of credit and availability on the line of credit of $39.7 million in the prior year. Inventories at the end of the first quarter of fiscal 2023 were $132.5 million compared to $148.5 million in the prior year.

Outlook

On November 4, 2022, the Company announced changes to its leadership team including the appointment of Andrew Berger to Chief Executive Officer along with his assumption of Chief Financial Officer responsibilities. Given this recent change in leadership, the Company is withdrawing its previous guidance for full year fiscal 2023.

About Tuesday Morning

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Based in Dallas,Texas, the Company opened its first store in 1974 and currently operates 487 stores in 40 states. More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding management’s plans and strategies, execution of management’s plans and strategies and future financial performance. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Reference is hereby made to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's most Annual Report on Form 10-K for the fiscal year ended July 2, 2022 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; any inability to effectively launch our proposed e-commerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; and our ability to remediate our material weakness in internal control over financial reporting and to maintain an effective system of internal controls over financial reporting. The Company’s filings with the SEC are available at the SEC’s web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

INVESTOR RELATIONS:

Caitlin Churchill

ICR

203-682-8200

TuesdayMorningIR@icrinc.com

MEDIA:

TuesdayMorning@edelman.com

Tuesday Morning Corporation

Condensed Consolidated Balance Sheet

(In thousands)

	October 1, 2022	July 2, 2022
Cash and cash equivalents	$6,912	$7,816
Inventories	132,464	148,462
Prepaid expenses and other	8,492	7,505
Current assets	147,868	163,783

Property and equipment, net	26,423	28,442
Operating lease right of use assets	156,705	156,945
Other	9,839	5,006
Total Assets	$340,835	$354,176

Current portion of long term debt	$313	$250
Accounts payable	52,071	40,797
Accrued liabilities and other	35,600	33,491
Operating lease liabilities	46,390	52,258
Total current liabilities	134,374	126,796

Operating lease liabilities - non-current	120,565	115,926
Borrowings under revolving credit facility	31,355	62,191
Long term debt	37,443	28,730
Derivative liability	9,768	—
Other non-current liabilities	1,497	1,546
Total Liabilities	335,002	335,189

Stockholders' Equity	5,833	18,987

Total Liabilities and Equity	$340,835	$354,176

Tuesday Morning Corporation
Condensed Consolidated Statement of Operations
(In thousands, except per share data)

	For the Three Months Ended
	October 1,	September 30,
	2022	2021
Net sales	$157,105	$176,872
Cost of sales	122,469	125,858
Gross margin	34,636	51,014
Selling, general and administrative expenses	60,523	60,277
Restructuring, impairment, and abandonment charges	-	2,430
Operating loss before interest, reorganization and other income/(expense)	(25,887)	(11,693)
Other income/(expense):
Interest expense	(2,027)	(1,716)
Reorganization items, net	-	(1,292)
Gain on derivative	8,780	-
Loss on debt extinguishment	(8,382)	-
Other income, net	(498)	49
Earnings/(loss) before income taxes	(28,014)	(14,652)
Income tax expense/(benefit)	149	(49)
Net earnings/(loss)	$(28,163)	$(14,603)

Earnings Per Share
Net earnings/(loss) per common share:
Basic	$(0.29)	$(0.17)
Diluted	$(0.29)	$(0.17)
Weighted average number of common shares:
Basic	96,645	84,310
Diluted	96,645	84,310

Tuesday Morning Corporation
Condensed Consolidated Statement of Cash Flows
(In thousands)

	For the Year Ended
	October 1,	September 30,
	2022	2021
Cash flows from operating activities
Net earnings/(loss)	$(28,163)	$(14,603)
Adjustments to reconcile net earnings/(loss) to net cash provided by/(used) in operating activities:
Depreciation and amortization	3,315	3,397
Loss on impairment and abandonment of assets	—	2,089
Amortization of financing costs and interest expense	1,157	1,267
(Gain)/loss on disposal of assets	(15)	68
Loss on extinguishment of debt	8,382	—
Gain on derivatives	(8,780)	—
Share-based compensation	1,544	1,173
Deferred income taxes	—	(118)
Construction allowances from landlords	245	426
Change in operating assets and liabilities	24,664	(26,915)
Net cash used in operating activities	2,349	(33,216)
Cash flows from investing activities
Capital expenditures	(1,315)	(1,761)
Net cash provided by/(used in) investing activities	(1,315)	(1,761)
Cash flows from financing activities
Proceeds from borrowings under revolving credit facility	192,792	209,314
Repayments of borrowings under revolving credit facility	(218,628)	(198,924)
Issuance of Convertible Notes	35,000	—
Payment of FILO A and B facilities	(7,500)	—
Proceeds from FILO B	5,000	—
Proceeds from the exercise of employee stock options	—	467
Tax payments related to vested stock awards	(35)	(12)
Payments on finance leases	—	(36)
Payments of financing fees	(8,567)	—
Net cash provided by financing activities	(1,938)	10,809

Net increase (decrease) in cash, cash equivalents and restricted cash	(904)	(24,168)
Cash, cash equivalents and restricted cash at beginning of period	7,816	28,855
Cash, cash equivalents and restricted cash at end of period	$6,912	$4,687

Non-GAAP Financial Measures

Unaudited Non-GAAP Financial Measures We define EBITDA as net earnings or net loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash items and other items that we believe are not representative of our core operating performance. These measures are not presentations made in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as alternatives to net earnings or loss as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as a measure of liquidity. EBITDA and Adjusted EBITDA should not be considered in isolation, or as substitutes for analysis of our results as reported under GAAP and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by such adjustments. We believe it is useful for investors to see these EBITDA and Adjusted EBITDA measures that management uses to evaluate our operating performance. These non-GAAP financial measures are included to supplement our financial information presented in accordance with GAAP and because we use these measures to monitor and evaluate the performance of our business as a supplement to GAAP measures and we believe the presentation of these non-GAAP measures enhances investors’ ability to analyze trends in our business and evaluate our performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The non-GAAP measures presented may not be comparable to similarly titled measures used by other companies.

Tuesday Morning Corporation
Adjusted EBITDA
(In thousands)

	For the Three Months Ended,
	October 1,	September 30,
	2022	2022
Net earnings/(loss)	$(28,163)	$(14,603)
Depreciation and amortization	3,315	3,397
Interest expense, net	2,027	1,716
Income tax expense	149	(49)
EBITDA (non-GAAP)	$(22,672)	$(9,539)

Share-based compensation expense (1)	$1,565	$1,173
Restructuring, impairment and abandonment charges (2)	—	2,430
Re-organization items, net (3)	—	1,292
Gain on derivative(4)	(8,780)	—
Loss on extinguishment (5)	8,382	—
Other (6)	1,548	(1,017)
Adjusted EBITDA (non-GAAP)	$(19,957)	$(5,661)

(1) Adjustment includes charges related to share-based compensation programs, which vary from period to period depending on volume, timing and vesting of awards. We adjust for these charges to facilitate comparisons from period to period.

(2) For the three months ended September 30, 2021, adjustments included restructuring, impairment and abandonment charges related to software impairment charges and employee retention cost.

(3) For the three months ended September 30, 2021, adjustments included claims related cost as well as professional and legal fees related to our reorganization.

(4) For the three months ended October 1, 2022, adjustments included non-cash gains related to the mark-to-market adjustments of the derivative liability issued in conjunction with the strategic investment received in September 2022.

(5) For the three months ended October 1, 2022, loss on extinguishment of debt related to the conversion of debt to common stock and repayment of FILO A facility.

(6) For the three months ended October 1, 2022, adjustments included third party expenses incurred for the modification of the Term Loan directly expensed, non-cash benefit recognition related to cash settled awards in our long-term incentive plan. For the three months ended September 30, 2021, adjustments included non-cash benefit recognized related to cash settled awards in our long-term incentive plan.